                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ x ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ x ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          Allied Capital Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ x ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                            [ALLIED CAPITAL LOGO]

                           ALLIED CAPITAL CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Special Meeting of Stockholders (the "Special Meeting") of Allied Capital Corporation (the "Company") will be held at the Company's headquarters at 1919 Pennsylvania Avenue, NW, Washington, DC on November 15, 2000 at 9:30 a.m. (Eastern Time) for the following purposes:

     1. To consider and vote upon an amendment to Article Fourth of the Company's Charter to increase the number of authorized shares of the Company's common stock, $0.0001 par value per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares; and;

     2. To transact such other business as may properly come before the Special Meeting.

     You have the right to receive notice and to vote at the Special Meeting if you were a stockholder of record at the close of business on September 28, 2000. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

                                              By order of the Board of
                                              Directors,

                                              /s/ SUZANNE VOTAW SPARROW
                                              Suzanne V. Sparrow
                                              Secretary

October 5, 2000

   This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

                           ALLIED CAPITAL CORPORATION
                          1919 Pennsylvania Avenue, NW
                              Washington, DC 20006

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the "Company" or "Allied Capital") for use at the Company's Special Meeting of Stockholders (the "Special Meeting") to be held on November 15, 2000 at 9:30 a.m. (Eastern
Time) at the Company's headquarters at 1919 Pennsylvania Avenue, NW, Washington, DC and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about October 5, 2000.

     We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. IF YOU GIVE NO INSTRUCTIONS ON THE PROXY CARD, THE SHARES COVERED BY THE PROXY CARD WILL BE VOTED FOR THE MATTERS LISTED IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING OF STOCKHOLDERS.

     If you are a "stockholder of record" (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Special Meeting only if you obtain proper written authority from your institution or nominee and present it at the Special Meeting.

     Stockholders of record may vote either via the Internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy in the pre-addressed, postage-paid envelope provided.

PURPOSE OF MEETING

     At the Special Meeting, you will be asked to vote on the following proposals:

     1. To amend Article Fourth of the Company's charter (the "Charter") to increase the number of authorized shares of the Company's common stock, $0.0001 par value per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares; and;

     2. To transact such other business as may properly come before the Special Meeting.

VOTING SECURITIES

     You may vote your shares at the Special Meeting only if you were a stockholder of record at the close of business on September 28, 2000 (the
"Record Date"). On September 28, 2000, there were            shares of the
Company's common stock outstanding. Each share of the common stock is entitled to one vote.

     If a majority of the shares entitled to vote are present at the Special Meeting, then a quorum has been reached and the Special Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Special Meeting. Abstentions and Broker Shares that are voted on any matter at the Special Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Special Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Special Meeting, or if a quorum is present but are not enough votes to approve any of the proposal, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

     The Company's 401(k) plan owns a total of         shares, representing
approximately    % of the Company's total outstanding shares. Participants in the 401(k) Plan may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the 401(k) Plan, who are executive officers of the Company, will vote the shares on behalf of that participant.

     With respect to the proposed amendment to the Charter, shares that are voted as abstentions and Broker non-votes, together with any other shares not voted at the Special Meeting, will have the effect of a vote against this proposal.

INFORMATION REGARDING THIS SOLICITATION

     The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Special Meeting of Stockholders, and proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of
approximately $       , plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator, American Stock Transfer & Trust Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of September 11, 2000, each current director, the Chief Executive Officer, the Company's executive officers, and the executive officers and directors as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. The Company is not aware of any shareholder that beneficially owns more than 5% of the Company's outstanding shares.

                                                             NUMBER OF
                                                               SHARES
NAME OF                                                        OWNED          PERCENTAGE
BENEFICIAL OWNER                                            BENEFICIALLY      OF CLASS(1)
----------------                                            ------------      -----------
DIRECTORS:
William L. Walton.......................................       985,350(2,4)       1.3%
Brooks H. Browne........................................        58,265(3)           *
John D. Firestone.......................................        42,644(3)           *
Anthony T. Garcia.......................................        73,112(3)           *
Lawrence I. Hebert......................................        31,800(3)           *
John I. Leahy...........................................        31,818(3)           *
Robert E. Long..........................................        24,796(3)           *
Warren K. Montouri......................................       241,182(3)           *
Guy T. Steuart II.......................................       333,180(3,5)         *
T. Murray Toomey, Esq...................................        47,666(3,6)         *
Laura W. van Roijen.....................................        43,526(3)           *
George C. Williams, Jr..................................       432,475(2)           *
EXECUTIVE OFFICERS:
Scott S. Binder.........................................       144,394(2)           *
Samuel B. Guren.........................................       102,500(2)           *
Philip A. McNeill.......................................       269,925(2)           *
Penni F. Roll...........................................        96,976(2)           *
John M. Scheurer........................................       461,760(2)           *
Joan M. Sweeney.........................................       437,108(2)           *
Thomas H. Westbrook.....................................       214,399(2,8)         *
G. Cabell Williams III..................................       790,202(2,4)       1.0%
All directors and executive officers as a group (20 in
  number)...............................................     4,540,164(7)         5.9%

---------------
  * Less than 1%

(1) Based on a total of 75,773,775 shares of the Company's common stock issued and outstanding on September 11, 2000 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer and non-officer director. The beneficial ownership of each non-officer director includes exercisable options to purchase 10,000 shares.

(2) Share ownership for the following directors and executive officers includes:

                                                                   OPTIONS           ALLOCATED
                                                                 EXERCISABLE         TO 401(k)
                                                   OWNED      WITHIN 60 DAYS OF        PLAN
                                                  DIRECTLY    SEPTEMBER 11, 2000      ACCOUNT
                                                  --------    ------------------     ---------
    William L. Walton.........................    349,882          361,522             1,375
    George C. Williams, Jr....................    287,746          144,729                 0
    Philip A. McNeill.........................    182,022           78,297             9,606
    Penni F. Roll.............................     51,576           41,317             4,083
    John M. Scheurer..........................    251,917          186,200            23,643
    Joan M. Sweeney...........................    236,183          190,558            10,367
    G. Cabell Williams, III...................    382,666          133,590            73,380
    Scott S. Binder...........................     47,808           95,317             1,269
    Samuel B. Guren...........................      2,500          100,000                 0
    Thomas H. Westbrook.......................    178,335           36,064                 0

(3) Beneficial ownership includes exercisable options to purchase 15,000 shares.

(4) Includes 273,946 shares held by the 401(k) Plan, of which Messrs. Walton and Williams III are co-trustees. Messrs. Walton and Williams III disclaim beneficial ownership of such shares.

(5) Includes 276,691 shares held by a corporation for which Mr. Steuart II serves as an executive officer.

(6) Shares are held by a trust for the benefit of Mr. Toomey and his wife.

(7) Includes a total of 1,517,594 shares underlying stock options exercisable within 60 days of September 11, 2000, which are assumed to be outstanding for the purpose of calculating the group's percentage ownership, and 273,946 shares held by the 401(k) Plan.

(8) Includes 15,458 shares of common stock held in an IRA.

                         PROPOSAL TO AMEND THE CHARTER

     On September 18, 2000, the Board of Directors adopted an amendment to Article Fourth of the Charter, subject to stockholder approval at the Special Meeting, to increase the number of authorized shares of the Company's common stock, par value $0.0001 per share, to two-hundred million (200,000,000) shares from one-hundred million (100,000,000) shares. At the Special Meeting, you will be asked to consider and vote on the proposed amendment to the Article Fourth of the Charter.

     The affirmative vote of at least two-thirds of all the votes entitled to be cast is required to approve this proposal. If this proposal is approved by the Company's stockholders at the Special Meeting, the proposed amendment to the Charter will become effective upon acceptance of its filing by the State of Maryland, which is expected to be filed promptly after the Special Meeting. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving the proposed amendment to the Fourth Article of the Charter to increase the number of authorized shares of the Company's common stock to 200,000,000 shares.

     The Charter currently authorizes 100,000,000 shares of common stock,
$0.0001 par value, of which           shares were issued and outstanding on
September 28, 2000. As of September 28, 2000,           shares of common stock
were reserved for issuance upon exercise of options previously issued by the Company.

     Under the Charter, the Board of Directors may classify and reclassify any unissued shares of the Company's capital stock by setting or changing, in one or more respects, the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption, or other rights of such shares of capital stock.

     The Board of Directors believes that the proposed increase in the authorized shares is desirable to enhance the Company's flexibility in connection with possible future transactions, including acquisitions where the Company would have the option to use its common stock as consideration, rather than cash. Having sufficient authorized shares to take advantage of such opportunities will allow the Company to consider a variety of growth options. The increase in authorized shares will also provide flexibility with respect to raising capital in public or private offerings, stock splits, stock dividends, financing transactions, employee benefit plan issuances, and such other corporate purposes as may arise. Having shares available for issuance in the future will give the Company greater flexibility to issue shares without the expense and delay of a stockholders' meeting. Such a delay might deny the Company the flexibility the Board of Directors views as important in facilitating the effective use of its securities.

     The Company maintains a universal shelf registration statement that allows the Company to issue common stock and preferred stock. The Company raises equity from time to time using this registration statement. The Company raises equity when it has a clear use of proceeds for attractive investment opportunities. Historically, this process has enabled the Company to raise equity on an accretive basis for existing shareholders of common stock.

     The Company considers investment opportunities on a regular basis. In this regard, it is possible that the Company may identify and act on opportunities that would commit it to issue a portion of its currently authorized but unissued shares of common stock. There is no assurance, however, that suitable potential transactions will be identified or that any transaction will be completed. Having said that, at the date of this proxy statement, no specific transaction is presently contemplated which would result in the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.

     The rules of the National Association of Securities Dealers, Inc. (the "NASD") require stockholder approval by issuers of securities quoted on the Nasdaq National Market, on which the Company's common stock is quoted, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including in connection with actions that would result in a change of control of the Company and acquisition transactions where the issuance of shares could result in an increase in the outstanding shares of at least 20%. In other instances, the issuance of additional shares remains within the discretion of the Board of Directors, without the requirement of further action by stockholders except as otherwise required by applicable law or any stock exchange on which our securities may then be listed.

     If the proposal to increase the authorized shares is approved, the additional authorized shares will be part of the existing class of such common stock and will increase the number of shares available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have identical rights and privileges as the shares of common stock currently outstanding. Holders of common stock will not have preemptive rights to purchase additional shares of common stock. The future issuance of additional shares of common stock may dilute the ownership of current stockholders.

     The increase in the number of authorized shares and the ability to reclassify authorized but unissued shares into one or more classes of stock, including preferred stock, may have anti-takeover effects. While the authorization of additional shares might have such an effect, the Board of Directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure.

     The Board of Directors believes that the proposed increase in the authorized shares will make a sufficient number of shares available should the Company decide to use its shares of capital stock for one or more of the previously mentioned purposes or otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CHARTER.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting.

                      2001 ANNUAL MEETING OF STOCKHOLDERS

     The Company expects that the 2001 Annual Meeting of Stockholders will be held in May 2001, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC, and the Company must receive the proposal no later than November 29, 2000, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain securities law requirements are met.

     Rule 14a-4 of the Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Corporation's bylaws do not contain such an advance notice provision. Accordingly, for the Corporation's 2001 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary on or before February 13, 2001.

       YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED
          TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING
               PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                       SPECIAL MEETING OF STOCKHOLDERS of

                           ALLIED CAPITAL CORPORATION

                               November 15, 2000

                       ----------------------------------
                           PROXY VOTING INSTRUCTIONS
                       ----------------------------------


TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE  (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

      YOUR CONTROL NUMBER IS   --------->
                                             ----------------------------------

                                             ----------------------------------


-------------------------------------------------------------------------------

                           ALLIED CAPITAL CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS, JR. and SUZANNE V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters at 1919 Pennsylvania Avenue, NW, Washington, DC on November 15, 2000 at 9:30 A.M. and at all adjournments thereof, as indicated on this proxy.

1.    FOR [ ]   AGAINST  [ ]    ABSTAIN  [ ]

      To amend Article Fourth of the Company's Charter to increase the number of authorized shares of the Company's common stock, $0.0001 par value per share, from one-hundred million (100,000,000) shares to two-hundred million (200,000,000) shares.

2.    To transact such other business as may properly come before the Meeting.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement.

                              Dated
                                   ---------------------------------

                              Signature
                                       ----------------------------------------

                              Signature
                                       ----------------------------------------
                                    Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.